Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

In connection with the Quarterly Report of China Media Group Corporation, F.K.A International Debt Exchange Associates, Inc. a Texas corporation (the "Company") on Form 10-QSB for the period ended September 30, 2005,as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Con Unerkov, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2003, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to China Media Group Corporation, F.K.A International Debt Exchange Associates, Inc., and will be retained by China Media Group Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Con Unerkov

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Con Unerkov

Chief Executive Officer and Chief Financial Officer

November 8, 2005